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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OCERA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

525 UNIVERSITY AVENUE, SUITE 610
PALO ALTO, CALIFORNIA 94301

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        The Board of Directors of OCERA THERAPEUTICS, INC. (referred to herein as "Ocera," the "Company," "we," "us" or "our") is soliciting your proxy to vote at the Company's 2015 Annual Meeting of Stockholders (referred to herein as, the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, June 18, 2015 at 1:00 p.m. Pacific Time at the offices of InterWest Partners located at 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025.

        At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of 2015 Annual Meeting of Stockholders and proxy statement.

        Our Board of Directors has fixed the close of business on April 29, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment or postponement of the Annual Meeting.

        This Notice of 2015 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2014 Annual Report (referred to herein collectively as the "Proxy Materials") provides information that you should read before you vote on the proposals that will be presented at the Annual Meeting. The Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is being mailed to all beneficial owners entitled to vote at the Annual Meeting for the first time on or about May 8, 2015. In addition, on or about May 8, 2015, we will mail the Proxy Materials to all stockholders of record entitled to vote at the Annual Meeting as of the record date.

        We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet or by telephone. You may also vote by mail by requesting a printed copy of the Proxy Materials and then by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.

        We look forward to seeing you at the Annual Meeting.

Sincerely yours,
Linda S. Grais, M.D. President and Chief Executive Officer

Palo Alto, California
May 7, 2015

525 UNIVERSITY AVENUE, SUITE 610
PALO ALTO, CALIFORNIA 94301

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Date and Time:	Thursday, June 18, 2015 at 1:00 p.m. Pacific Time
Place:	InterWest Partners 2710 Sand Hill Road Suite 200 Menlo Park, California 94025
Items of Business:	(1)
To elect the following seven (7) nominees to our Board of Directors as directors, each to hold office until the Company's 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal:

Eckard Weber, M.D.	Linda S. Grais, M.D.
Steven P. James	Nina Kjellson
Michael Powell, Ph.D.	Anne M. VanLent
Wendell Wierenga, Ph.D.

	(2)	To hold a non-binding, advisory vote on the compensation of our named executive officers;
	(3)	To approve the Company's Third Amended and Restated 2011 Stock Option and Incentive Plan, which includes, among other things, an increase in the number of shares reserved for issuance by 1,300,000;
	(4)	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for our 2015 fiscal year; and
	(5)	To transact such other business as may properly be brought before the meeting.
Record Date:	Stockholders of record as of the close of business on April 29, 2015 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.
Voting:
Your vote is important. Even if you plan to attend the Annual Meeting, you are urged to vote your shares by proxy before the meeting. To vote by proxy, please follow the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors
Linda S. Grais, M.D. Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 18, 2015: This notice of the 2015 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2014 Annual Report are available at www.cstproxy.com/ocerainc/2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

        We have sent you the Notice of Internet Availability or Proxy Materials, as applicable, because the Board of Directors of Ocera Therapeutics, Inc., sometimes referred to as the Company or Ocera, is soliciting your proxy to vote at the 2015 Annual Meeting of stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. We intend to mail the Notice of Internet Availability on or about May 8, 2015 to all beneficial owners entitled to vote at the Annual Meeting. The Notice of Internet Availability instructs stockholders as to how they may: (i) access and review all of the Proxy Materials through the Internet; (ii) submit their proxy; and (iii) receive printed proxy materials. Also on or about May 8, 2015, printed Proxy Materials, including our 2015 Proxy Statement and our Annual Report on Form 10-K for 2014, will be mailed to all stockholders of record entitled to vote at the Annual Meeting. On the mailing date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.cstproxy.com/ocerainc/2015.

        Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions included in the Notice of Internet Availability. Providing future proxy materials electronically by e-mail saves some of the costs associated with printing and delivering the materials and reduces the environmental impact of our annual meetings. An election to receive proxy materials electronically by e-mail will remain in effect until such time as the stockholder elects to terminate it.

How do I attend the Annual Meeting?

        The meeting will be held on Thursday, June 18, 2015 at 1:00 p.m. Pacific Time at the offices of InterWest Partners located at 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025. A map with driving directions to the Annual Meeting appears on the back cover of this proxy statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 29, 2015 will be entitled to vote at the Annual Meeting.

  Stockholder of Record: Shares Registered in Your Name

        If on April 29, 2015 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by telephone or through the Internet to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 29, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are four (4) matters scheduled for a vote:

  (1)
  To elect the following seven (7) nominees to our Board of Directors as directors, each to hold office until the Company's 2016 annual meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal:

Eckard Weber, M.D.	Linda S. Grais, M.D.
Steven P. James	Nina Kjellson
Michael Powell, Ph.D.	Anne M. VanLent
Wendell Wierenga, Ph.D.
  (2)
  To hold a non-binding, advisory vote on the compensation of our named executive officers;

  (3)
  To approve the Ocera Therapeutics, Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan, which includes, among other things, an increase in the number of shares reserved for issuance by 1,300,000; and

  (4)
  To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for our 2015 fiscal year.

What if another matter is properly brought before the meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are simple:

        Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank, trustee, or nominee. In most cases, you will be able to do this by telephone, through the Internet, or by mail. If you are a stockholder of record, please refer to the summary instructions on the proxy card included with your Proxy Materials or the instructions on how to vote contained in the Notice of Internet Availability. If you hold your shares in street name, the voting instructions will be communicated to you by your broker, bank, trustee, or nominee. The Notice of Internet Availability also provides instructions on how you can request a printed copy of the proxy materials and proxy card if you desire.

        By Telephone or through the Internet—If you have telephone or Internet access, you may submit your proxy by following the instructions included with your Proxy Materials or, if you requested a printed copy of the Proxy Materials, on the proxy card. If you provide specific voting instructions, your shares will be voted as you have instructed.

        The telephone and Internet proxy voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on June 17, 2015, unless the meeting is postponed or adjourned, in which case such voting facilities may remain open or be reopened until the day before the postponed or adjourned meeting.

        The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or nominee. Therefore, we recommend that you follow the voting instructions in the materials you from your broker, bank, trustee, or nominee.

        If you vote by telephone or through the Internet, you do not have to return a proxy card or voting instruction card.

        The telephone and Internet proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend the Annual Meeting in person.

        By Mail—If you requested a printed copy of the Proxy Materials, you may submit your proxy by mail by signing the proxy card or, for shares held in street name, by following the voting instruction card included by your broker, bank, trustee, or nominee and mailing it in the postage-paid envelope that is included. If you provide specific voting instructions, your shares will be voted as you have instructed.

Why did I receive the Notice of Internet Availability in the mail instead of printed proxy materials?

        We have implemented the Notice and Access Rule enacted by the SEC for distribution of materials for our 2015 annual meeting of stockholders. Accordingly, we are sending a Notice of Internet Availability to many of our beneficial owners. All stockholders will be able to access the Proxy Materials (2015 Proxy Statement and the 2014 Annual Report to Stockholders, including our Annual Report on Form 10-K) through the Internet at the website address noted on the Notice of Internet Availability. We believe that the electronic availability of materials is an appropriate proxy communication solution that will allow us to provide our stockholders with the materials they need, while lowering the cost of delivery and reducing the environmental impact of our annual meetings. Stockholders may request to receive printed copies of the proxy materials.

How can I access the proxy materials electronically?

        The Notice of Internet Availability provides you with instructions regarding how to view our proxy materials through the Internet. Specifically, you may view a copy of the proxy materials, including an electronic copy of our 2014 Annual Report to Stockholders, on the Internet by visiting www.cstproxy.com/ocerainc/2015.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 29, 2015.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" all the nominees to the Board of Directors and "For" Proposals 2, 3 and 4. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        The Company will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials or Notices of Internet Availability, as applicable, to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of Proxy Materials or more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the Proxy Materials or the Notice of Internet Availability, as applicable, to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to our Secretary at 525 University Avenue, Suite 610, Palo Alto, California 94301.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

        Your most current proxy card is the one that is counted.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For" and "Withhold" votes, and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. With respect to all proposals other than the proposal to elect directors, abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.

How many votes are needed to approve each proposal?

  1.
  Proposal No. 1 (Election of Directors)—The seven nominees receiving the highest number of affirmative votes of shares of common stock present at the Annual Meeting, either in person or by proxy, will be elected as directors to serve until our 2016 annual meeting of stockholders and until their successors are duly elected and qualified. Broker non-votes will be disregarded and have no effect on the outcome of the vote.

  2.
  Proposal No. 2 (The advisory vote on executive compensation)—The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as described in this proxy statement requires the favorable vote of a majority of the common shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal. Broker non-votes are not considered voted for the proposal and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

  3.
  Proposal No. 3 (The approval of the Ocera Therapeutics, Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan)—Approval of the Ocera Therapeutics, Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan requires the favorable vote of a majority of the common shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the approval, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

  4.
  Proposal No. 4 (Ratification of the selection of Ernst & Young LLP as our independent auditors for 2015)—The ratification of the appointment of independent accountants requires the favorable vote a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal. The ratification of the appointment of Ernst & Young LLP is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

What are the Board's recommendations?

        The Board of Directors unanimously recommends that you vote your shares as follows:

  •
  FOR each of the seven (7) nominees to the Board of Directors (Proposal No. 1);

  •
  FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2);

  •
  FOR the approval of the Ocera Therapeutics, Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan (Proposal No. 3); and

  •
  FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2015 (Proposal No. 4).

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What is "householding" and how does it affect me?

        We have adopted a procedure, approved by the Securities and Exchange Commission (referred to herein as, the "SEC"), called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice of Internet Availability or Proxy Materials, as applicable, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding, and who have opted to receive printed copies of the Proxy Materials, will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or the Proxy Materials, as applicable, or if you hold Ocera stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Continental Stock Transfer & Trust Company by mail at 17 Battery Place, New York, NY 10004.

        If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as applicable, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Continental as indicated above.

        If you are a beneficial owner, you can request information about householding from the organization that holds your shares.

What proxy materials are available on the Internet?

        The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at www.cstproxy.com/ocerainc/2015.

Note Regarding Merger

        On July 15, 2013, Tranzyme, Inc. ("Tranzyme") completed its merger (the "Merger") with Ocera Therapeutics, Inc., a privately held Delaware corporation focused on the development, and commercialization of therapeutic products for patients with liver diseases, an unmet medical need ("Private Ocera"), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 23, 2013 (the "Merger Agreement"), by and among Tranzyme, Private Ocera and Terrapin Acquisition, Inc., a wholly-owned subsidiary of Tranzyme (the "Merger Subsidiary"). Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Private Ocera, with Private Ocera surviving the merger as a wholly-owned subsidiary of the combined company. In connection with the Merger, Private Ocera changed its name to Ocera Subsidiary, Inc. and the Company changed its name from Tranzyme, Inc. to Ocera Therapeutics, Inc. Immediately prior to the Merger and in connection therewith, the Company effected a 1-for-12 reverse stock split of its common stock. All share numbers included in this proxy statement are expressed on a post-split basis unless otherwise indicated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us concerning the beneficial ownership of our common stock as of March 31, 2015 for:

  •
  each person known by us to beneficially own more than 5% of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 31, 2015;

  •
  each of our directors;

  •
  each of our executive officers who are listed under "Executive Officers" below; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of our common stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of March 31, 2015, whether through the exercise of options, warrants or otherwise. Applicable percentages are based on 19,747,362 shares outstanding on March 31, 2015, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each beneficial owner named in the table is c/o Ocera Therapeutics, Inc., 525 University Avenue, Suite 610, Palo Alto, California 94301.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
More than 5% Stockholders
Domain Associates, LLC and affiliates(1) One Palmer Square Princeton, New Jersey 08542	2,956,348	15.0%
Thomas, McNerney & Partners, L.P. and affiliates(2) One Stamford Plaza 263 Tresser Boulevard, Suite 1600 Stamford, Connecticut 06901	2,492,986	12.6%
Great Point Partners, LLC and affiliates(3) 165 Mason Street, 3rd Floor Greenwich, Connecticut 06830	1,973,136	9.99%
InterWest Partners and affiliates(4) 2710 Sand Hill Road, Suite 200 Menlo Park, California 94025	1,360,779	6.9%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Executive Officers
Linda S. Grais, M.D.(5)	298,675	1.5%
Rajiv Patni, M.D.	—	*
Gaurav Aggarwal, M.D.(6)	49,896	*
Eckard Weber, M.D.(1)(7)	380,589	1.9%
Jean-Paul Castaigne, M.D.(8)	22,650	*
Lars G. Ekman, M.D., Ph.D.(9)	32,878	*
Steven P. James	—	*
Nina Kjellson(4)(10)	17,917	*
Michael Powell, Ph.D.(11)	35,870	*
Anne M. VanLent(12)	22,652	*
Wendell Wierenga, Ph.D.(13)	16,250	*
All executive officers and directors as a group (12 persons)(14)	883,044	4.5%

*
Represents beneficial ownership of less than one percent of our common stock.

(1)
Consists of (i) 988,285 shares held by Domain Partners VIII, L.P. ("DP VIII"), (ii) 7,333 shares held by DP VIII Associates, L.P. ("DP VIII Associates"), (iii) 1,897,036 shares held by Domain Partners VI, L.P. ("DP VI"), including 40,300 shares issuable upon exercise of warrants, (iv) 15,731 shares held by DP VI Associates, L.P. ("DP VI Associates"), and (v) 47,963 shares held by Domain Associates, LLC ("DA"). The principal business of each of DP VIII, DP VIII Associates, DP VI and DP VI Associates is that of a private investment partnership. The sole general partner of DP VIII and DP VIII Associates is One Palmer Square Associates VIII, LLC, a Delaware limited liability company ("OPSA VIII"). The principal business of OPSA VIII is that of acting as the general partner of DP VIII and DP VIII Associates. The sole general partner of DP VI and DP VI Associates is One Palmer Square Associates VI, LLC, a Delaware limited liability company ("OPSA VI"). The principal business of OPSA VI is that of acting as the general partner of DP VI and DP VI Associates. The principal business of DA is that of a venture capital management company. James C. Blair, Brian H. Dovey, Jesse I. Treu, Kathleen K. Schoemaker, Brian K. Halak, Nicole Vitullo and Kim P. Kamdar are the managing members of DA, OPSA VI and OPSA VIII, and have shared voting and dispositive power over the shares beneficially owned by DP VIII, DP VIII Associates, DP VI, DP VI Associates and DA. Eckard Weber, M.D., the Chairman of the Company's board of directors, is an employee of Domain Associates and a member of One Palmer Square Associates VI, L.L.C. Dr. Weber has no voting or investment control with respect to any of the above noted holdings. Dr. Weber disclaims beneficial ownership of the shares reflected above as beneficially owned by Domain Associates, Domain Partners, and DP Associates except to the extent (if any) of his pecuniary interest therein. With respect to the ownership information relating to stockholders affiliated with Domain Associates, LLC, we have relied on information supplied by DP VIII on Schedule 13D filed with the Securities and Exchange Commission on July 25, 2013.

(2)
Consists of (i) 1,691,350 shares of common stock held of record by Thomas McNerney & Partners, L.P. ("TMP"); (ii) 6,319 shares of common stock held of record by TMP Associates, L.P. ("TMPA"); (iii) 59,641 shares of common stock held of record by TMP Nominee, LLC ("TMPN"); (iv) 687,176 shares of common stock held of record by Thomas McNerney & Partners II, L.P. ("TMP II"); (v) 2,578 shares of common stock held of record by TMP Associates II, L.P. ("TMPA II"); (vi) 7,178 shares of common stock held of record by TMP Nominee II, LLC ("TMPN II"); (vii) 37,909 shares of common stock that may be purchased pursuant to warrants held by TMP; (viii) 141 shares of common stock that may be purchased pursuant to warrants held by TMPA; and (ix) 694 shares of common stock that may be purchased pursuant to warrants held by TMPN. Thomas, McNerney & Partners, LLC ("TMP LLC"), the general partner of TMP and TMPA, has voting and dispositive power over the shares held by TMP and TMPA. In addition, TMPN has entered into an agreement with TMP LLC that directs TMPN to vote and dispose of securities in the same manner as directed by TMP LLC with respect to the shares held by TMP and TMPA. Thomas McNerney & Partners II, LLC ("TMP II LLC"), the general partner of TMP II and TMPA II, has voting and dispositive power over the shares held by TMP II and TMPA II. In addition, TMPN II has entered into an agreement with TMP II LLC that directs TMPN II to vote and dispose of securities in the same manner as directed by TMP II LLC with respect to the shares held by TMP II and TMPA II. James E. Thomas and Peter McNerney are the managers of TMPN II and have shared voting and dispositive power over such securities, provided that they are obligated to exercise such power in the same manner as TMP II LLC votes and disposes of the securities of the Issuer over which TMP II LLC exercises voting and dispositive power. James E. Thomas, and Peter McNerney, are the managers of TMPN and have shared voting and dispositive power over such securities, provided that they are obligated to exercise such power in the same manner as TMP LLC votes and disposes of the securities of the Issuer over which TMP LLC exercises voting and dispositive power. James E. Thomas, Alex Zisson and Eric Aguiar are the managers of TMP LLC and TMP II LLC. With respect to the ownership information relating to stockholders affiliated with TMP, we have relied on information supplied by TMP on a Schedule 13D filed with the Securities and Exchange Commission on February 13, 2015 and other information known by the Company.

(3)
Consists of (i) 861,920 shares held by Biomedical Value Fund, L.P. ("BVF"), including 45,841 shares issuable pursuant to common stock purchase warrants, (ii) 620,132 shares held by Biomedical Offshore Value Fund, Ltd. ("BOVF"), including 25,981 shares issuable pursuant to common stock purchase warrants, (iii) 44,877 shares held by Biomedical Institutional Value Fund, L.P. ("BIVF"), including 11,770 shares issuable pursuant to common stock purchase warrants, (iv) 489,885 shares held by Class D Series of GEF-PS, LP ("GEF-PS"), including 19,202 shares issuable pursuant to common stock purchase warrants, and (v) 52,523 shares held by WS Investments II, LLC ("WS"), including 2,765 shares issuable pursuant to common stock purchase warrants. Great Point Partners, LLC ("Great Point") is the investment manager of BVF, BOVF, BIVF, GEF-PS and WS, and by virtue of such status may be deemed to be the beneficial owner of such shares. The provisions of the warrants described above restrict the exercise of such warrants to the extent that, after giving effect to such exercise, the holder of the warrants and its affiliates and any other person or entities with which such holder would constitute a group would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise (the "Ownership Cap"). Therefore, Great Point and its affiliates could be deemed to beneficially own such number of shares underlying such warrants as would result in total beneficial ownership by such reporting persons up to the Ownership Cap. Jeffrey R. Jay, M.D. is the senior managing member of Great Point and David Kroin is the special managing member of Great Point, and each has voting and investment power with respect to all such shares, and therefore may be deemed to be the beneficial ownership of such shares. Great Point, Jeffrey R. Jay, M.D and David Kroin disclaim beneficial ownership of such shares described above, except to the extent of their respective pecuniary interests. With respect to the ownership information relating to stockholders affiliated with Great Point, we have relied on information supplied by Great Point on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 17, 2015.

(4)
Consists of 1,360,779 shares held by InterWest Partners IX, L.P. ("InterWest IX"), including 94,762 shares issuable pursuant to common stock purchase warrants and 17,953 shares issuable upon exercise of a stock option held by InterWest IX. InterWest Management Partners IX, LLC ("IMP IX") serves as the general partner of InterWest IX. Philip T. Gianos, W. Stephen Holmes III, Gilbert H. Kliman and Arnold L. Oronsky are Managing Directors of IMP IX, and Nina Kjellson, Douglas A. Pepper, Bruce A. Cleveland and Khaled A. Nasr are Venture Members of IMP IX, and share voting and dispositive power over shares held by InterWest IX, and may be deemed to own beneficially the shares held by InterWest IX. Nina Kjellson is a director of the Company. Each of the Managing Directors and Venture Members of IMP IX disclaim beneficial ownership of the shares owned by InterWest IX except to the extent of their pro rata partnership interest therein. With respect to the ownership information relating to stockholders affiliated with InterWest Partners, we have relied on information supplied by InterWest IX on Schedule 13D filed with the Securities and Exchange Commission on November 13, 2013.

(5)
Shares for Dr. Grais consist of 10,000 shares of common stock and 288,675 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015.

(6)
Shares for Dr. Aggarwal consist of 2,500 shares of common stock and 47,396 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015.

(7)
Shares for Dr. Weber consist of 344,719 shares of common stock and 35,870 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015.

(8)
Shares for Dr. Castaigne consist of 22,650 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015.

(9)
Shares for Dr. Ekman consist of 32,878 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015.

(10)
Shares for Ms. Kjellson consist of 17,917 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015.

(11)
Shares for Dr. Powell consist of 35,870 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015. Additionally, Sofinnova Ventures, Inc. and its affiliates beneficially owned 854,735 shares of our common stock as of March 31, 2015, which consists of (i) 705,368 shares held by Sofinnova Venture Partners VI, L.P. ("SVP VI"), including 18,374 shares subject to currently exercisable warrants, (ii) 9,615 shares held by Sofinnova Venture Affiliates VI, L.P. ("SVA VI"), including 251 shares subject to currently exercisable warrants, (iii) 139,752 shares held by Sofinnova Venture Partners VI GmbH & Co. KG ("SVP VI KG"), including 3,640 shares subject to currently exercisable warrants, and (iv) 17,953 shares held by Dr. Michael F. Powell. Sofinnova Management VI, L.L.C. ("SM VI") is the general partner of SVP VI and SVA VI and the managing limited partner of SVP VI KG. The principal business of each of SVP VI, SVA VI and SVP VI KG is to make investments in private and public companies, and the principal business of SM VI is to serve as the general partner of SVP VI, SVA VI and SVP VI KG. Alain L. Azan, Dr. Michael F. Powell, Dr. James I. Healy and Eric P. Buatois are the managing members of SM VI. SM VI, the general partner of SVP VI, SVA VI and SVP VI KG, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SVP VI SVA VI and SVP VI KG, and Alain L. Azan, Dr. Michael F. Powell, Dr. James I. Healy and Eric P. Buatois, the managing members of SM VI, may be deemed to have shared voting power to vote such shares. Dr. Powell is a director of the Company. Dr. Powell is a managing member of SM VI and disclaims beneficial ownership of the shares shown as beneficially owned by Sofinnova except to the extent of his pecuniary interest therein as a managing member of SM VI. Dr. Powell may be deemed to have sole power to vote and sole power to dispose of shares of the Issuer directly owned by him. With respect to the ownership information relating to stockholders affiliated with Sofinnova Ventures, Inc., we have relied on information supplied by SVP VI on Schedule 13D filed with the Securities and Exchange Commission on March 26, 2014.

(12)
Shares for Ms. VanLent consist of 22,652 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015.

(13)
Shares for Dr. Wierenga consist of 16,250 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015.

(14)
Includes 521,825 common stock options that were exercisable as of, or exercisable within 60 days of, March 31, 2015.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors of the Company currently consists of nine directors. On April 23, 2015, Jean-Paul Castaigne, M.D. and Lars G. Ekman, M.D., Ph.D. informed the Board of Directors that they will not seek re-election as directors, and the Board of Directors set the number of directors at seven directors, effective as of our 2015 Annual Meeting of Stockholders. Pursuant to the provisions of the Company's certificate of incorporation and amended and restated bylaws, each member of our Board of Directors is to be elected each year to hold office for one year until the annual meeting of stockholders after such election and under their respective successors shall have been duly elected and qualified. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee (referred to herein as, the "Nominating Committee"), has nominated the seven persons named below, and the Board also recommends that the stockholders elect all of the Board's director nominees at this year's Annual Meeting to serve until our 2016 Annual Meeting of Stockholders. The proxies solicited by this Proxy Statement cannot be voted for more than seven nominees at the Annual Meeting. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the proxy holders may vote for a substitute nominee chosen by the present Board to fill the vacancy. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

        Biographical information and the attributes, skills and experience of each nominee that led our Nominating Committee and Board to determine that each person should serve as a director are discussed below.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL ON PROPOSAL NO. 1 TO ELECT EACH OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

BOARD OF DIRECTORS

        The following information is furnished with respect to each of our directors, which information is as of March 31, 2015. On February 18, 2014, Pratik Shah, Ph.D. resigned from the Company's board of directors. On September 17, 2014, Franck S. Rousseau, M.D. resigned from the Company's board of directors and Steven P. James was appointed to the Company's board of directors. On April 23, 2015, Jean-Paul Castaigne, M.D. and Lars G. Ekman, M.D., Ph.D. informed the Board of Directors that they will not seek re-election as directors, and the Board of Directors set the number of directors at seven directors, effective as of our 2015 Annual Meeting of Stockholders. Information about the number of shares of common stock beneficially owned by each director, directly and indirectly, appears previously under the heading "Security Ownership of Certain Beneficial Owners and Management."

MANAGEMENT DIRECTORS

Name	Age	Position
Linda S. Grais, M.D.	58	President, Chief Executive Officer and Director

        Linda S. Grais, M.D. has served as one of our directors and as our President and Chief Executive Officer since the date of the Merger, as a member of the board of directors of Private Ocera since January 2008 and as President and Chief Executive Officer of Private Ocera since June 2012. Prior to her employment by Private Ocera, Dr. Grais served as a Managing Member at InterWest Partners, a venture capital firm, from May 2005 until February 2011. From July 1998 to July 2003, Dr. Grais was a founder and executive vice president of SGX Pharmaceuticals Inc., a drug discovery company focusing on new treatments for cancer. Prior to that, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she practiced in such areas as venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant clinical professor of Internal Medicine and Critical Care at the University of California, San Francisco. She currently serves on the board of directors of Arca Biopharma, Inc. (NASDAQ:ABIO). Dr. Grais received a B.A. from Yale University, magna cum laude, and Phi Beta Kappa, an M.D. from Yale Medical School and a J.D. from Stanford Law School. As of President and Chief Executive Officer, Dr. Grais brings to our Board of Directors her diverse training and experience as both a medical doctor and a lawyer, her experience as a founder and senior executive of a pharmaceutical company, and her experience as an investor in new life sciences companies.

NON-MANAGEMENT DIRECTORS

Name	Age	Position
Eckard Weber, M.D.	65	Chairman of the Board of Directors
Jean-Paul Castaigne, M.D.(1)(2)(3)	69	Director
Lars G. Ekman, M.D., Ph.D.(3)	65	Director
Steven P. James(1)	56	Lead Independent Director
Nina Kjellson(4)	40	Director
Michael Powell, Ph.D.(2)(4)	60	Director
Anne M. VanLent(2)(4)	67	Director
Wendell Wierenga, Ph.D.(1)	67	Director

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Not standing for re-election.

(4)
Member of Nominating and Corporate Governance Committee.

        Eckard Weber, M.D. has served as the Chairman of our Board of Directors since the closing of the Merger. Mr. Weber was a co-founder of Private Ocera and served as Chief Executive Officer from February 2005 to August 2005, a member of its board of directors from its inception in December 2004 to July 2013, and as the chairman of Private Ocera's board of directors from 2004 to July 2013. Dr. Weber is also a partner with Domain Associates, L.L.C., a private venture capital management firm focused on life sciences, a position he has held since 2001. Dr. Weber currently serves as chief executive officer of Sonexa Therapeutics, a seed-stage biopharmaceutical company. He is chairman of the board at Orexigen Therapeutics, Inc. (NASDAQ:OREX) and Tragara Pharmaceuticals, Inc. Dr. Weber is an observer on the board of directors of Syndax Pharmaceuticals, Inc. and a member of the board of directors of Adynxx, Inc., Atara Biotherapeutics, Inc. (NASDAQ:ATRA) and Tobira Therapeutics, Inc. Dr. During the past five years, Dr. Weber served as a member of the board of directors of Novacea, Inc. (OTC:NOVC). Dr. Weber was chairman of Peninsula Pharmaceuticals, Inc. until the company was sold to Johnson & Johnson in 2005, chairman of Cerexa Inc. until the company was sold to Forest Laboratories, Inc. in January 2007, chairman of NovaCardia, Inc. until the company was sold to Merck in September 2007, chairman of Calixa Therapeutics until the company was sold to Cubist Pharmaceuticals in December 2009 and a board member of Conforma Therapeutics Corporation and Cabrellis Pharmaceuticals Corporation until they were sold to Biogen-IDEC, Inc. and Pharmion Corporation, respectively. Dr. Weber also has over 20 years of drug discovery and development experience and has been a consultant to biotechnology and pharmaceutical companies. Until 1995, he was a tenured Professor of Pharmacology at the University of California, Irvine. Dr. Weber is the inventor or co-inventor of numerous patents and patent applications, and has published over 130 papers in scientific periodicals. Dr. Weber holds a B.S. from Kolping College in Germany and an M.D. from the University of Ulm Medical School in Germany. He received his postdoctoral training in neuroscience at Stanford University Medical School. We believe Dr. Weber adds significant value to our Board of Directors because of his operational, strategic and corporate leadership experience, and his experience as a founding chief executive officer and board member of, and consultant to, numerous biopharmaceutical companies.

        Jean-Paul Castaigne, M.D. has served as one of our directors since June 2004. Dr. Castaigne is President and CEO of Angiochem Inc. ("Angiochem"), a position he has held since September 2006. Angiochem leverages its EPiC platform technology to create drugs that cross the blood brain barrier to treat brain diseases. In this capacity, he has advanced multiple clinical and preclinical drug candidates and leads the company's financing and partnering activities. Prior to joining Angiochem, he was COO and CSO of Conjuchem Inc. (TSX:CJB) ("Conjuchem"), a Montreal-based drug delivery company. Prior to joining Conjuchem in 2000, he was Vice President, World Wide Head of Global R&D at Groupe Fournier SA in France. Before that, he was with Novartis for over 10 years in a variety of international positions, including President and Managing Director for Sandoz Philippines and Director of Medical and R&D for Sandoz in France and as Corporate Vice-President, R&D, Medical and Regulatory in Canada, where he oversaw significant growth in the R & D operation. Earlier in his career, Dr. Castaigne worked for Cilag France (Johnson & Johnson) and Sanofi-Aventis in clinical and regulatory management. He received his M.D. from Paris University in 1975, held the position of Associate Professor of Oncology, Pneumology there in 1978, and received his advanced diploma in Management and Business Administration in 1987 from HEC Paris. Dr. Castaigne currently serves on the boards of directors of Asmacure, Inc., a clinical-stage biopharmaceutical company focused on the development of novel, proprietary molecules that target cholinergic receptors for the treatment of inflammation, notably pulmonary airway diseases, and BioQuebec, an association of biotechnology companies based in Quebec. Dr. Castaigne formerly served on the board of directors of Allostera Pharma, Inc. between 2006 and 2011. We believe Dr. Castaigne's experience working in various pharmaceutical companies as well as his extensive knowledge of all aspects of our preclinical and clinical development plans make him an important member of our Board of Directors.

        On April 23, 2015, Dr. Castaigne informed the Board of Directors that he will not seek re-election to the Board of Directors.

        Lars G. Ekman, M.D., Ph.D. has served as one of our directors since the closing of the Merger. Dr. Ekman served as a member of the board of directors of Private Ocera from January 2009 to July 2013. Dr. Ekman has been employed at Sofinnova Ventures since 2008 and currently serves as an Executive Partner. Dr. Ekman has more than 28 years of experience in the pharmaceutical industry, and served as Co-Founder and Chief Executive Officer of Cebix Inc., from 2008 to 2010. Prior to that, he was Executive Vice President and President of Global Research and Development of Elan Corporation plc ("Elan") from January 2001 to December 2007. Prior to joining Elan, Dr. Ekman was Executive Vice President, Research and Development at Schwarz Pharma AG from February 1997 to December 2000, and was previously employed in a variety of senior scientific and clinical functions at Pharmacia, now Pfizer. Dr. Ekman serves as the Chairman of Amarin Corporation plc (NASDAQ: AMRN), the Executive Chairman of Sophiris Bio Inc. (formerly Protox Therapeutics) (NASDAQ:SPHS) and the Chairman of Prothena Corporation plc (NASDAQ:PRTA). Additionally, he is a member of the board of Spark Therapeutics, Inc. (NASDAQ:ONCE). From 2006 to 2014, Dr. Ekman served as a member of the board of InterMune, Inc., including as Lead Independent Director from 2008 to 2014, prior to its acquisition by Roche in 2014. Dr. Ekman is a board certified surgeon with a Ph.D. in experimental biology and has held several clinical and academic positions in the United States and Europe. He obtained his Ph.D. and M.D. from the University of Gothenburg, Sweden. Dr. Ekman brings to our Board of Directors extensive knowledge of the research, development and commercialization of pharmaceutical products in a variety of therapeutic areas that he gained as a former senior executive at several global pharmaceutical companies and his medical background.

        On April 23, 2015, Dr. Ekman informed the Board of Directors that he will not seek re-election to the Board of Directors.

        Steven P. James has served as our Lead Independent Director since September 2014. Mr. James served as the President and Founding Chief Executive Officer of Labrys Biologics, Inc., a private venture-backed start-up developing a monoclonal antibody against neuropeptide calcitonin gene related peptide (CGRP) for the prevention of chronic migraine, from December 2012 until the company was acquired by Teva Pharmaceuticals in July 2014. From October 2004 to December 2012, Mr. James served as President and Chief Executive Officer of KAI Pharmaceuticals, Inc. ("KAI"), which was acquired by Amgen in 2012. Prior to joining KAI, he held leadership positions at Exelixis, Inc., Sunesis Pharmaceuticals, Inc., and Isis Pharmaceuticals. Mr. James previously held business development, marketing and general management positions with Landec Corporation, California Biotechnology and Eli Lilly & Company. Mr. James holds a B.A. in Biology from Brown University and a Masters in Management from the Kellogg Graduate School of Management at Northwestern University. Mr. James also currently serves on the board of Oncothyreon Inc. (NASDAQ:ONTY) and is a member of the board of trustees of Middlebridge School in Rhode Island. We believe that Mr. James's extensive experience as an executive of pharmaceutical companies makes him a valuable member of our Board of Directors.

        Nina Kjellson has served as one of our directors since the closing of the Merger. Ms. Kjellson served as a member of the board of directors of Private Ocera from June 2011 to July 2013. Ms. Kjellson is a managing director at InterWest Partners, a venture capital firm, where she has been employed since 2002. From June 2000 to June 2002, she served as an investment manager at Bay City Capital, a life sciences merchant bank, and from October 1999 to June 2000, as a research associate at Oracle Partners, a healthcare-focused hedge fund. From August 1997 to September 1999, Ms. Kjellson conducted health policy and survey research with the Kaiser Family Foundation, a private foundation focusing on healthcare issues. She holds a B.A. in Human Biology from Stanford University. Ms. Kjellson also served on the board of directors of Trius Therapeutics, Inc., a biopharmaceutical company focused on the discovery, development and commercialization of antibiotics for serious infections formerly listed on the NASDAQ, from February 2007 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. We believe Ms. Kjellson's extensive healthcare investment experience, knowledge of financial markets and expertise in biopharmaceuticals companies makes her a valuable member of our Board of Directors.

        Michael Powell, Ph.D. has served as one of our directors since the closing of the Merger. Dr. Powell served as a member of the board of directors of Private Ocera from June 2006 to July 2013. Dr. Powell has been a managing general partner of Sofinnova Ventures, a venture capital firm, since 1997. From 1990 to 1997, Dr. Powell served as group leader of drug delivery at Genentech, Inc. From 1987 to 1990, he was the director of product development for Cytel Corporation, a biotechnology firm. He is an adjunct professor at the University of Kansas. Dr. Powell is currently the board president of AVAC (AIDS Vaccine Advocacy Coalition) and a past strategic advisor to OneWorld Health and to the IAVI (International AIDS Vaccine Initiative) Innovation Fund. Within the past five years, Dr. Powell served on the board of directors of each of Trius Therapeutics, Inc. (NASDAQ:TSRX) and Orexigen Therapeutics, Inc. (NASDAQ:OREX), and currently serves on the board of directors of several private companies, including Ascenta Therapeutics and Mirna Therapeutics. Dr. Powell holds a B.S. in chemistry and a Ph.D. in physical chemistry from the University of Toronto, and completed his post-doctorate work in bio-organic chemistry at the University of California. We believe that Dr. Powell's leadership and corporate governance experience from his experience with life sciences companies and his service on the boards of directors of other private and public companies, including his service on other audit and nominating and corporate governance committees, qualify him, to serve on the Company's Board of Directors.

        Anne M. VanLent has served as one of our directors since March 2011. Ms. VanLent is currently the President of AMV Advisors, a company which she founded in May 2008 to provide corporate strategy and financial consulting services to emerging growth life sciences companies. From May 2002 through April 2008, Ms. VanLent was the Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a company that developed and marketed prescription dermatology products that was publicly-traded before being acquired by Stiefel Laboratories in August 2008. From July 1997 to October 2001, she was the Executive Vice President—Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as the Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a publicly-traded biopharmaceutical company. Ms. VanLent also currently serves as a director of and chair of the audit committee of Aegerion Pharmaceuticals, Inc. (NASDAQ:AEGR), as a director of, chair of the audit committee of and a member of the nominating and corporate governance committee of Biota Pharmaceuticals, Inc. (NASDAQ:BOTA), and as a director of, chair of the audit committee of and a member of the compensation committee of Onconova Therapeutics, Inc. (NASDAQ:ONTX). Within the past five years, Ms. VanLent formerly served on the board of directors of each of Penwest Pharmaceuticals Co., a NASDAQ-listed company from 1997 through its sale to Endo Pharmaceuticals, Inc. in the fall of 2010, and Integra Life Sciences Holding Corporation (NASDAQ:IART). Ms. VanLent received a B.A. degree in Physics from Mount Holyoke College. We believe that Ms. VanLent's significant management experience in both public and private life sciences companies as well as expertise in financial and accounting matters makes her a valuable member of our Board of Directors and enables her to serve as our audit committee financial expert.

        Wendell Wierenga, Ph.D. has served as one of our directors since December 2013. Dr. Wierenga has served on the boards of directors of eight biotech companies including Onyx Pharmaceuticals Inc., which was listed on the NASDAQ until its acquisition by Amgen Inc. in October 2013, and currently, Anacor Pharmaceuticals Inc. (NASDAQ:ANAC), Cytokinetics, Incorporated (NASDAQ:CYTK), XenoPort, Inc. (NASDAQ:XNPT), Concert Pharmaceuticals, Inc. (NASDAQ:CNCE) and Apricus Biosciences, Inc. (NASDAQ:APRI). Dr. Wierenga has also been a member of the scientific advisory board of seven biotech and pharmaceutical companies. Most recently, Dr. Wierenga was executive vice president, research and development at Santarus, Inc. ("Santarus") from June 2011 until January 2014. Prior to joining Santarus in June 2011, he was executive vice president of research and development at Ambit Biosciences, Inc., a biopharmaceutical company engaged in the discovery and development of small-molecule kinase inhibitors, since January 2007. Dr. Wierenga served as executive vice president of research and development at Neurocrine Biosciences, Inc., a biopharmaceutical company developing therapeutics for neuropsychiatric, neuroinflammatory and neurodegenerative diseases, from 2003 to 2007. From 2000 to 2003, Dr. Wierenga was chief executive officer of Syrrx, Inc. ("Syrrx"), a company focused on small-molecule drug compounds. Prior to joining Syrrx, from 1990 to 2000, he was senior vice president of worldwide pharmaceutical sciences, technologies and development at Parke-Davis, a division of Warner Lambert Co., a pharmaceutical company, acquired by Pfizer Inc. in 2000. Prior to Parke-Davis, Dr. Wierenga worked at Upjohn Co., later Pharmacia & Upjohn, Inc., a pharmaceutical and biotechnology company, for 16 years in various positions, most recently as executive director of discovery research. Pfizer acquired Pharmacia & Upjohn, then named Pharmacia Corp., in 2002. Dr. Wierenga has led or participated in the research and development of more than 70 Investigational New Drugs, over 15 New Drug Applications and 16 marketed products, including Lipitor, Neurontin, Lyrica, and Uceris. Dr. Wierenga received a B.S. from Hope College and a Ph.D. in chemistry from Stanford University. Dr. Wierenga brings extensive experience working in various pharmaceutical companies as well as in background in pharmaceutical research, clinical development and regulatory matters to our Board of Directors.

Composition of our Board of Directors

        Our Board of Directors currently consists of nine members, and will consist of seven members effective as of the date of our 2015 Annual Meeting of Stockholders. Our current directors who were directors of Private Ocera were elected to the board of Private Ocera pursuant to the board composition provisions of a voting agreement. These board composition provisions terminated upon closing of the Merger and there are no contractual obligations regarding the election of our directors. Our Nominating and Corporate Governance Committee and Board of Directors now consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not limited to race, gender or national origin. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee's and Board of Directors' priority in selecting Board members is identification of persons who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our growth strategy.

        Director Independence.    As required under The NASDAQ Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company's counsel to ensure that the Board of Directors' determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time. Our Board of Directors has determined that all non-employee members of our Board of Directors, Eckard Weber, M.D., Jean-Paul Castaigne, M.D., Lars G. Ekman, M.D., Ph.D., Steven P. James, Nina Kjellson, Michael Powell, Ph.D., Anne M. VanLent and Wendell Wierenga, Ph.D. are independent under the applicable rules and regulations of the Securities and Exchange Commission and NASDAQ. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure and Board's Role in Risk Oversight

        The positions of Chairman of the Board and Chief Executive Officer are presently separated and have historically been separated at our company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to her position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. This leadership structure also is preferred by a significant number of our stockholders. Additionally, on September 17, 2014, our Board of Directors appointed Steven P. James as our Lead Independent Director. As Lead Independent Director, Mr. James presides at all executive sessions of the independent directors and at all meetings at which the Chairman of the Board is not present. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

        While our amended and restated bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no commercial manufacturing experience, marketing or sales capability or experience and dependence on key personnel as more fully discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Committees of Our Board of Directors

        Our Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board of Directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, NASDAQ and the Securities and Exchange Commission rules and regulations. A brief description of these committees and their current membership follows.

        Compensation Committee.    The current members of our Compensation Committee are Steven P. James, who is the chair of the committee, Jean-Paul Castaigne, M.D. and Wendell Wierenga, Ph.D. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of the SEC and NASDAQ and is a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is an outside director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. In 2014, the Compensation Committee met six times, either in person or by conference telephone. You can find the Compensation Committee charter on the "Investor Relations" page of our website, www.ocerainc.com, under the "Corporate Governance" tab. The Compensation Committee's responsibilities include:

  •
  reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

  •
  evaluating the performance of these officers in light of those goals and objectives;

  •
  reviewing and approving the compensation of these officers based on such evaluations;

  •
  reviewing and establishing our overall management compensation, philosophy and policy;

  •
  retaining, terminating and approving the compensation of any compensation advisers;

  •
  reviewing and approving our policies and procedures for the grant of equity-based awards;

  •
  reviewing and approving grants of awards under our incentive-based compensation plans and equity-based plans;

  •
  reviewing and making recommendations to the Board of Directors with respect to director compensation; and

  •
  reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, and reporting to the Board of Directors on the results of such evaluation.

        Audit Committee.    The current members of our Audit Committee are Anne M. VanLent, who is the chair of the committee, Jean-Paul Castaigne, M.D. and Michael Powell, Ph.D. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Anne M. VanLent is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of our Audit Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. In 2014, the Audit Committee met four times, either in person or by conference telephone. You can find the Audit Committee charter on the "Investor Relations" page of our website, www.ocerainc.com, under the "Corporate Governance" tab. The Audit Committee's responsibilities include:

  •
  overseeing our corporate accounting and financial reporting process;

  •
  evaluating the independent auditors' qualifications, independence and performance;

  •
  determining the engagement of the independent auditors;

  •
  reviewing and approving the scope of the annual audit and the audit fee;

  •
  discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

  •
  approving the retention of the independent auditors to perform any proposed permissible non-audit services;

  •
  monitoring the rotation of partners of the independent auditors on our engagement team as required by law;

  •
  reviewing our critical accounting policies and estimates;

  •
  overseeing our internal audit function; and

  •
  annually reviewing the Audit Committee charter and the Audit Committee's performance.

        Nominating and Corporate Governance Committee.    The current members of our Nominating and Corporate Governance Committee are Anne M. VanLent, who is the chair of the committee, Nina Kjellson and Michael Powell, Ph.D. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. In 2014, the Nominating and Corporate Governance Committee met three times. You can find the Nominating and Corporate Governance Committee charter on the "Investor Relations" page of our website, www.ocerainc.com, under the "Corporate Governance" tab. The Nominating and Corporate Governance Committee responsibilities include:

  •
  making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors;

  •
  overseeing our corporate governance guidelines; and

  •
  reporting and making recommendations to our Board of Directors concerning governance matters.

        Other Committees.    Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Compensation Committee Interlocks and Insider Participation

        During 2014, Dr. Castaigne served as a member of the compensation committee for the entire year. Dr. Shah served as a member of the compensation committee until February 18, 2014, and Dr. Wierenga was appointed to the committee on that date. Dr. Weber served as a member of the committee until September 17, 2014, and Mr. James was appointed to the committee on that date. None of the members of our Compensation Committee has at any time been one of our officers or employees or had any relationship requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Communications with our Board of Directors or Individual Directors

        Our Board of Directors provides to every stockholder the ability to communicate with our Board of Directors, as a whole, and with individual directors in his or her capacity as a member of the Board. Stockholders may send such communications to the attention of the Chairman of our Board of Directors or the applicable individual director by facsimile to (650) 521-5677 or by U.S. mail (including courier or expedited delivery service) to our principal executive offices, at 525 University Avenue, Suite 610, Palo Alto, California 94301. We will forward all such stockholder communications to the Chairman of our Board of Directors, as a representative of our Board of Directors, or to the director to whom the communication is addressed.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

        Our Board of Directors has approved Corporate Governance Guidelines, and established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which operates in accordance with a charter that has been adopted by the Board of Directors. The Corporate Governance Guidelines, together with these charters, provide the framework for the governance of the Company. You may view our Corporate Governance Guidelines and the charters on our corporate website at www.ocerainc.com.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Accounting and Auditing Matters Open Door Policy

        We have adopted an Open Door Policy on Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. Information regarding the process for reporting such complaints is available on our website at www.ocerainc.com/contact.

Consideration of Director Candidates

        Our Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, use of professional search firms to identity potential candidates, meetings to evaluate potential candidates and interviews of selected candidates. The Company does not pay any fees to third parties to identify or evaluate potential nominees.

        In considering candidates for director, the Nominating and Corporate Governance Committee will consider the appropriate qualities, skills and characteristics desired of nominees for Board members in the context of the current make-up of the Board. The Board as a whole should collectively possess a diverse range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. The Nominating and Corporate Governance Committee considers all of these qualities, and with respect to existing directors, the director's past attendance at meetings and participation in, and contributions to, the activities of the Board and committees of the Board on which the director served, when selecting, subject to ratification by our Board of Directors, candidates for director.

        The Board does not have a policy with respect to the consideration of diversity in identifying director candidates. However, as noted above, the Board considers the diversity of the skills, expertise, industry and other knowledge, and business and other experience of the Board as a whole when evaluating director nominees.

        Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by following the procedures set forth below under "Stockholder Nominations." The Nominating Committee will evaluate stockholder recommended candidates in the same manner as it evaluates candidates recommended by others.

        Stockholder Nominations.    Our amended and restated bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Corporate Governance Committee also reviews, evaluates and proposes prospective candidates for our Board and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary in accordance with our bylaws and otherwise follow the procedures set forth in the bylaws. Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposals, see "Stockholder Proposals for 2016 Annual Meeting of Stockholders" below.

Related Person Transaction Policy

        Our Board of Directors has adopted a related person transaction policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. For more information regarding these transactions, see "Certain Relationships and Related Party Transactions" in this proxy statement.

Policy governing director attendance at annual meetings of stockholders

        Our policy is to encourage all of our directors to be present at our annual stockholder meetings.

Board and Committee Meetings

        The following table sets forth the number of meetings held during the fiscal year 2014 by the Board of Directors and by each committee thereof. Each of the directors, who were serving on our Board of Directors during fiscal year 2014, attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member during the time each such individual was a member of the Board of Directors.

Number of Meetings Held
Board of Directors	6
Audit Committee	4
Compensation Committee	6
Nominating and Corporate Governance	3

 DIRECTOR COMPENSATION

General

        On August 30, 2013, following the completion of the Merger, the Board of Directors adopted the Non-Employee Director Compensation Policy, which became effective on August 30, 2013 (referred to herein as the "2013 Non-Employee Director Compensation Policy") and on September 17, 2014, the Board of Directors amended and restated the Non-Employee Director Compensation Policy (as amended and restated, the "Amended Non-Employee Director Compensation Policy") On April 23, 2015, the Board of Directors again amended and restated the Non-Employee Director Compensation Policy (as amended and restated, the "Second Amended Non-Employee Director Compensation Policy"). The terms of the 2013 Non-Employee Director Compensation Policy, the Amended Non-Employee Director Compensation Policy and the Second Amended Non-Employee Director Compensation Policy are set forth below.

Non-Employee Director Compensation Policy

        Set forth below are the material terms of our 2013 Non-Employee Director Compensation Policy, which became effective on August 30, 2013. Directors who are also our employees will receive no additional compensation (beyond their regular employee compensation) for their services as directors.

Annual Amount
Annual Retainer for each Board Member:	$30,000
Additional Retainer for the Chairman of the Board:	$25,000
Audit Committee Chair:	$15,000
Other Audit Committee Members:	$7,500
Compensation Committee Chair:	$10,000
Other Compensation Committee Members:	$5,000
Nominating and Corporate Governance Committee Chair:	$8,000
Other Nominating and Corporate Governance Committee Members:	$4,000

        Under the terms of the 2013 Non-Employee Director Compensation Policy, each newly elected non-employee member of the Board of Directors will also receive a one-time grant of an option to purchase 20,000 shares of our common stock promptly following election or appointment to the Board of Directors. These options will vest over four years with 25% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the succeeding three year period, provided that the applicable non-employee director is, as of such vesting date, then a director. In addition, each non-employee director will be granted options to purchase 10,000 shares of our common stock per year, which shall be granted in arrears in approximately equal quarterly installments, provided that the applicable non-employee director is, as of such grant date, then a non-employee director of the Company. Each such grant will vest in equal monthly installments over the 12 month period commencing with the date of grant, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company.

        All non-employee directors receive reimbursement for out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Amended Non-Employee Director Compensation Policy

        On September 17, 2014, the Board of Directors approved the Amended Non-Employee Director Compensation Policy in order to provide for an additional annual cash retainer of $25,000 for the Lead Independent Director and to provide that all stock options granted to non-employee directors pursuant to the Amended Non-Employee Director Compensation Policy will be exercisable, to the extent vested on the date of termination of service as a director, until the earlier of 12 months from the date the holder ceases to be a director of the Company or the expiration date of the option. Other than as set forth above, the terms of the Amended Non-Employee Director Compensation Policy remain unchanged from the terms of the 2013 Non-Employee Director Compensation Policy as set forth above.

Second Amended Non-Employee Director Compensation Policy

        On April 23, 2015, the Board of Directors approved the Second Amended Non-Employee Director Compensation Policy to provide that if a non-employee director of the Company ceases to be a director for any reason, any portion of such director's grants under the policy outstanding on such date may be exercised, to the extent exercisable on the date when such director ceased to be a director, for a period of three (3) years from such date or until the expiration date of the applicable option grants, if earlier. Other than as set forth above, the terms of the Second Amended Non-Employee Director Compensation Policy remain unchanged from the terms of the Amended Non-Employee Director Compensation Policy as set forth above.

2014 Non-Employee Director Compensation

        The following table presents information regarding the compensation of our non-employee directors in the year ended December 31, 2014. Linda S. Grais, M.D., our President and Chief Executive Officer, serves on our Board of Directors, and Franck S. Rousseau, M.D., our former Chief Medical and Development Officer, served on our Board of Directors until September 17, 2014, but neither received compensation for their service as directors and the compensation paid to Dr. Grais as an employee during the year ended December 31, 2014 is set forth in the "Summary Compensation Table" below.

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)		Total ($)
Eckard Weber, M.D.	62,500		62,447	(8)	124,947
Jean-Paul Castaigne, M.D.	42,500		62,447	(8)	104,947
Lars G. Ekman, M.D., Ph.D.	30,000		62,447	(8)	92,447
Steven P. James(3)	17,500		88,458	(9)	105,958
Nina Kjellson	34,000	(5)	62,447	(8)	96,447
Michael Powell, Ph.D.	34,000		62,447	(8)	96,447
Pratik Shah, Ph.D.(4)	5,313		—		5,313
Anne M. VanLent	55,000	(6)	62,447	(8)	117,447
Wendell Wierenga, Ph.D.	37,500	(7)	62,447	(8)	99,947

(1)
Amounts in this column represent fees earned under the 2013 Non-Employee Director Compensation Policy (prior to September 17, 2014) and under the Amended Non-Employee Director Compensation Policy (from September 17, 2014) for the year ended December 31, 2014.

(2)
Amounts in this column represent the grant date fair value of option awards granted to non-employee directors during 2014, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by non-employee directors. The assumptions made in valuing the option awards reported in this column are discussed in the Company's audited financial statements (Note 2), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in (Note 11), Stock Options included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC.

(3)
Mr. James was appointed to the Board of Directors on September 17, 2014.

(4)
Mr. Shah resigned from the Board of Directors on February 18, 2014.

(5)
The cash fees for Ms. Kjellson's Board of Directors and committee service are paid to InterWest Partners, Ms. Kjellson's employer.

(6)
The amount reported represents $53,000 in fees for Board of Directors and committee service in 2014 and $2,000 for prepayment of her 2015 cash retainer.

(7)
The amount reported represents $35,000 in fees for Board of Directors and committee service in 2014 and a $2,500 true-up payment for service on the Board of Directors and committees of the Board of Directors in 2013.

(8)
On June 11, 2014, the Board of Directors authorized the grant of an option to purchase 10,000 shares of our common stock to each non-employee director who was serving in such capacity on such date. These options have an exercise price per share of $7.84, the closing price of our common stock on The NASDAQ Global Market on the date of grant.

(9)
On September 17, 2014, the Board of Directors authorized the grant of an option to purchase 20,000 shares of our common stock to Mr. James. This option has an exercise price per share of $5.51, the closing price of our common stock on The NASDAQ Global Market on the date of grant.

        The non-employee members of our Board of Directors who held such position on December 31, 2014 held the following aggregate number of shares underlying unexercised options as of such date:

Number of Shares Underlying Options Outstanding as of December 31, 2014
Eckard Weber, M.D.	47,953
Jean-Paul Castaigne, M.D.	34,733
Lars G. Ekman, M.D., Ph.D.	44,961
Steven P. James	20,000
Nina Kjellson	30,000
Michael Powell, Ph.D.	47,953
Anne M. VanLent	34,735
Wendell Wierenga, Ph.D.	30,000

Limitation of Liability and Indemnification Arrangements

        As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

        In addition, our amended and restated bylaws provide that:

  •
  we will indemnify our directors, officers and, at the discretion of our Board of Directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

  •
  we will advance expenses, including attorneys' fees, to our directors and, at the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

        We have also entered into, or intend to enter into, indemnification agreements with each of our executive officers and directors. These agreements will provide that we will indemnify each of our directors to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

        We also maintain management liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

        At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE OFFICERS

        Biographical information regarding our executive officers is set forth below. Each executive officer is elected annually by our Board and serves until his or her successor is appointed and qualified, or until such individual's earlier resignation or removal.

Name	Age	Position
Linda S. Grais, M.D.	58	Chief Executive Officer and President
Gaurav Aggarwal, M.D.	42	Chief Business Officer
Rajiv Patni, M.D.	46	Chief Development Officer
Michael Byrnes	38	Chief Financial Officer and Treasurer

        Linda S. Grais, M.D.—Please refer to "Proposal No. 1—Election of Directors" section of this proxy statement for Dr. Grais' biographical information.

        Gaurav Aggarwal, M.D. has served as our Chief Business Officer and Secretary since April 2014. Dr. Aggarwal served as a Managing Director of Investor Growth Capital, Inc., a venture capital firm, from January 2013 through December 2013, where he focused on investments in life sciences companies. Dr. Aggarwal was previously a member of the General Partner at Panorama Capital, L.P., a venture capital fund, from August 2006 through December 2012. From March 2004 until August 2006, Dr. Aggarwal was an associate with JPMorgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Prior to joining JPMorgan Partners, LLC, Dr. Aggarwal focused on venture capital investments in biopharmaceutical and medical device companies at KBL Healthcare Ventures and Wasserstein Perella & Co. From June 2009 through May 2013, Dr. Aggarwal served on the board of directors of Hyperion Therapeutics, Inc. (NASDAQ:HPTX), a publicly-held biopharmaceutical company focused on the development of drugs for orphan and hepatic diseases. Dr. Aggarwal received his M.D. from Columbia University, College of Physicians & Surgeons, and his B.S. in Agricultural Economics from Cornell University.

        Rajiv Patni, M.D. has served as our Chief Development Officer since September 2014. Prior to joining the Company, Dr. Patni served as Senior Vice President and Chief Medical Officer for Actelion US Pharmaceuticals ("Actelion") starting in September 2010. Prior to his time at Actelion, Dr. Patni served as Life Cycle Leader (Product Head), Executive Director and Vice President at Roche Pharmaceuticals ("Roche") from January 2007 to September 2010. Prior to his tenure at Roche, he held leadership positions at Novartis Pharmaceuticals and Pfizer Pharmaceuticals. Dr. Patni earned his B.S. from the Sophie Davis School of Biomedical Education at the City University of New York's accelerated BS/MD Program and received his M.D. from Mount Sinai School of Medicine.

        Michael Byrnes has served as our Chief Financial Officer since December 2014, as our Treasurer since September 2014 and as our Vice President, Finance since June 2014. Prior to joining the Company, Mr. Byrnes served as Corporate Controller of Maxygen, Inc. since March 2010. From June 2007 to March 2010, Mr. Byrnes worked for NeurogesX, Inc. in financial roles of increasing responsibility, most recently as Director of Finance. From December 2002 to June 2007, Mr. Byrnes served as Finance and Accounting Manager for Lipid Sciences Inc. Mr. Byrnes' experience also includes a variety of finance and accounting roles from 1996 to 2002 at ADAC Labs (a Philips Medical Systems company) and Bay View Capital Corporation. Mr. Byrnes received a B.S.C. in Finance from Santa Clara University and an M.B.A. from California State University, Hayward.

 PROPOSAL NO. 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with adopted Section 14A of the Exchange Act, the Board of Directors is asking stockholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of the Company's named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

    RESOLVED, that the stockholders of Ocera Therapeutics, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Company's 2015 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and related compensation tables and narrative discussion within the "Executive Compensation" section of the Company's proxy statement.

        The Company urges you to read the "Executive Compensation" section of this proxy statement, which provides information about the compensation of the executive officers in 2014 whose compensation is disclosed in this proxy statement. We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers that share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.

        The vote regarding the compensation of the named executive officers described in this Proposal No. 2, referred to as a "say-on-pay advisory vote," is advisory, and is, therefore, not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors values the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

        This section discusses our executive compensation policies and arrangements as they relate to the following individuals to whom we refer as our named executive officers for the fiscal year ended December 31, 2014:

  •
  our President and Chief Executive Officer, Linda S. Grais, M.D.;

  •
  our Chief Business Officer, Gaurav Aggarwal, M.D.; and

  •
  our Chief Development Officer, Rajiv Patni, M.D.

        The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Compensation Objectives and Philosophy

        The key objectives of our executive compensation programs are (1) to attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead and manage our business; (2) to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and (3) to align the interests of our executive officers and our equity holders through short- and long-term incentive compensation programs. For our executive officers, these short- and long-term incentives are designed to accomplish these objectives by providing a significant correlation between our results of operations and their total compensation.

        We expect to continue to provide our executive officers with a significant portion of their compensation through cash incentive compensation contingent upon the achievement of operational and personal performance metrics as well as through equity compensation. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our financial and operational performance. Equity compensation derives its value from our equity value, which in the future is likely to fluctuate based on our financial and operational performance.

        We seek to apply a consistent philosophy to compensation for all executive officers.

Setting Executive Compensation

        Our Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors regarding the compensation to be paid to our Chief Executive Officer, and for reviewing and determining the compensation of our other executive officers. Historically, our Compensation Committee and Board of Directors have conducted an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.

        When setting executive compensation, our Compensation Committee and Board of Directors consider our overall company performance, including our progress towards our research and development goals. They also consider compensation paid by similarly situated biotechnology companies.

Compensation Benchmarking and Peer Group

        In August 2013, our Compensation Committee retained the services of Radford, a division of Aon Hewitt (referred to herein as "Radford"), an independent executive compensation consultant, to review and provide comparative data on the base salary, bonus, equity compensation and total direct compensation of our executive officers as compared against 21 similar peer group public biotechnology companies at similar stages of clinical development, with headcounts between 12 and 167 employees, revenues between $0 and $41 million, and market capitalizations of generally between approximately $87 million to $362 million. In addition to the peer companies, Radford utilized published survey data from the Radford Global Technology Survey targeting pre-commercial bio-pharmaceutical companies and broader life science companies with a headcount of fewer than 100 employees.

        The companies in the peer group were as follows:

A.P. Pharma, Inc.	Geron Corporation
Ambit Biosciences Corporation	KaloBios Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	OncoGenix Pharmaceuticals, Inc.
ArQule, Inc.	Oncothyreon Inc.
BioDelivery Sciences International, Inc.	Receptos, Inc.
Cempra, Inc.	Sunesis Pharmaceuticals, Inc.
Cytokinetics, Incorporated	Targacept, Inc.
Durata Therapeutics, Inc.	Tetraphase Pharmaceuticals, Inc.
Dynavax Technologies Corporation	Threshold Pharmaceuticals, Inc.
Enzon Pharmaceuticals, Inc.	Zalicus Inc.
Galena Biopharma, Inc.

        The assessment provided by Radford indicated that our executive cash compensation levels were at or below the 25th percentile of our identified peer group in cash compensation. In setting executive compensation levels, our Compensation Committee sought to set base salaries and grant cash and equity awards to align the overall cash and equity compensation of our named executive officers with current market levels after taking into account individual responsibilities, performance and experience.

        Our Compensation Committee generally believes that gathering appropriate benchmark information is an important part of our compensation-related decision-making process and while this exercise does not perfectly capture all the unique aspects of our business, it typically provides a solid foundation upon which to base executive compensation decisions. In addition, our Compensation Committee continues to consider performance, the changing roles and responsibilities of our executive officers and the expected future contributions of our executive officers, and has typically taken into account advice from other independent members of our Board of Directors.

Role of Chief Executive Officer in Compensation Decisions

        Our Chief Executive Officer typically evaluates the performance of other executive officers and employees on an annual basis and makes recommendations to the Compensation Committee with respect to annual salary adjustments, bonuses and annual stock option grants. Our Chief Executive Officer is not present during deliberations or voting with respect to her own compensation.

Elements of Executive Compensation

        The primary elements of our compensation program are:

  •
  base salary;

  •
  performance-based cash incentives;

  •
  equity incentives; and

  •
  severance and change in control benefits.

        Base salary, performance-based cash incentives and long-term equity-based incentives are the most significant elements of our executive compensation program and, on an aggregate basis, they are intended to substantially satisfy our program's overall objectives. Typically the Compensation

Committee has, and will seek to, set each of these elements of compensation at the same time to enable it to simultaneously consider all of the significant elements and their impact on compensation as a whole. Taking this comprehensive view of all compensation components allows us also to make compensation determinations that will reflect the principles of our compensation philosophy and related guidelines with respect to allocation of compensation among certain of these elements and total compensation. We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, we do not apply any rigid allocation formula in setting our executive compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances, the individuals involved and their responsibilities and performance.

Summary Compensation Table

        The following table provides information regarding the compensation earned during the years shown in the table for each of our named executive officers for 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)		Total ($)
Linda S. Grais, M.D.	2014	425,000	—		468,354	148,750	8,580	(7)	1,050,684
President and Chief	2013	188,771	10,031		5,549,254	84,469	9,151		5,841,676
Executive Officer
Gaurav Aggarwal, M.D.(3)	2014	203,462	10,000	(5)	1,307,397	60,000	12,059	(8)	1,592,918
Chief Business Officer
Rajiv Patni, M.D.(4)	2014	127,099	25,000	(6)	1,363,703	38,500	19,783	(9)	1,574,085
Chief Development
Officer

(1)
The amount represents bonus paid in 2015 or 2014, respectively, based upon the achievement of corporate performance goals related to clinical and business development and investor relations as well as qualitative individual performance goals for the year indicated.

(2)
The amount included in this column are the dollar amounts representing the full grant date fair value of each option calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (referred to herein, as "FASB ASC Topic 718") and do not represent the actual value that may be recognized by the named executive officers upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 9 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC.

(3)
Dr. Aggarwal was appointed as our Chief Business Officer on April 30, 2014. His annualized base salary for 2014 was $300,000.

(4)
Mr. Patni was appointed Chief Development Officer on September 2, 2014. His annualized base salary for 2014 was $385,000.

(5)
Represents a $10,000 sign-on bonus paid to Dr. Aggarwal pursuant to the terms of his Employment Agreement with the Company, which is described below.

(6)
Represents a $25,000 sign-on bonus paid to Dr. Patni pursuant to the terms of his Employment Agreement with the Company, which is described below.

(7)
The amount reported includes a Company matching contribution to the 401(k) plan of $7,800 and Company-paid life insurance premiums of $780.

(8)
The amount reported includes $4,950 in consulting fees paid to Dr. Aggarwal by the Company prior to his joining the Company as an employee, a Company matching contribution to the 401(k) plan of $6,589 and Company-paid life insurance premiums of $520.

(9)
The amount reported represents $14,925 in consulting fees paid to Dr. Patni by the Company prior to his joining the Company as an employee, a Company matching contribution to the 401(k) plan of $4,663 and Company-paid life insurance premiums of $195.

Employment Arrangements with our Named Executive Officers

        Linda S. Grais, M.D.    On December 19, 2013, we entered into an Employment Agreement with Dr. Grais. Dr. Grais currently receives an annual base salary of $446,000. Pursuant to the terms of the Employment Agreement, Dr. Grais is also eligible to receive an annual performance bonus, with a target amount equal to 50% of her annual base salary, the goals for which will be determined by our Board of Directors after consultation with Dr. Grais. The Company also provides Dr. Grais with a life insurance policy in the amount of $500,000 and she is eligible to participate in the Company's 401(k) and other employee benefit plans. In the event Dr. Grais' employment is terminated by the Company without Cause or by her for Good Reason (each as defined in the Employment Agreement), subject to her execution and non-revocation of a customary release of claims in favor of the Company, she will be entitled to receive (i) continuation of her base salary for 12 months at the rate in effect at termination, (ii) a pro-rated portion of her target bonus for the portion of the year Dr. Grais is actually employed by the Company, (iii) payment of her cost of health benefits and life insurance for 12 months following termination, and (iv) acceleration of the portion of Dr. Grais' stock options that would otherwise have vested during the 12 months following the effective date of termination assuming no such termination had occurred. In addition, in the event Dr. Grais' employment is terminated by the Company other than for Cause or by reason of Dr. Grais' death or permanent disability or by Dr. Grais for Good Reason, in either case, in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Employment Agreement), subject to her execution and non-revocation of a customary release of claims in favor of the Company, Dr. Grais will be entitled to receive (i) an amount equal to 12 months of her base salary in effect at termination, payable in a single lump sum, (ii) an amount equal to the percentage of her annual base salary she received as a bonus in the prior year multiplied by her base salary received in the year of termination, payable in a single lump sum, (iii) an amount equal to her monthly cost of health benefits multiplied by 12 and (iv) full acceleration of all of Dr. Grais' stock options. The Employment Agreement also includes non-solicitation covenant that extends for one year following the termination of her employment and a non-compete covenant that applies during the term of her employment.

        Gaurav Aggarwal, M.D.    On April 30, 2014, we entered into an Employment Agreement with Dr. Aggarwal. Dr. Aggarwal currently receives an annual base salary of $300,000. Pursuant to the terms of the Employment Agreement, Dr. Aggarwal is eligible to receive an annual performance bonus, with a target amount equal to 40% of his annual base salary, the goals for which will be determined by the Company in consultation with Dr. Aggarwal. Dr. Aggarwal is eligible to participate in the Company's 401(k) and other employee benefit plans. Dr. Aggarwal also received a stock option to purchase 175,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the date of grant. The option vests over four years with 25% of the option vesting on the one-year anniversary of the commencement of Dr. Aggarwal's employment with the Company and the remaining shares vesting in equal monthly installments thereafter, subject to Dr. Aggarwal's continued service to the Company. In the event Dr. Aggarwal's employment is terminated without Cause (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, he will be entitled to receive (i) continuation of his base salary for six months at the rate in effect at termination, (ii) a pro-rated portion of his target bonus for the portion of the year Dr. Aggarwal is actually employed by the Company, (iii) payment of the cost of his health benefits for six months, and (iv) acceleration of the portion Dr. Aggarwal's stock options that would otherwise have vested during the six months following the effective date of termination assuming no such termination had occurred. In addition, in the event Dr. Aggarwal's employment is terminated without Cause or for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Employment Agreement), subject to his execution and non-revocation of a customary release of claims in favor of the Company, Dr. Aggarwal will be entitled to receive (i) an amount equal to six months of his base salary in effect at termination, payable in a single lump sum, (ii) a bonus payment equal to the percentage of his annual base salary he received as a bonus in the prior year multiplied by his base salary in effect at termination, payable in a single lump sum, (iii) an amount equal to his monthly cost of health benefits multiplied by six and (iv) full acceleration of all of Dr. Aggarwal's stock options. The Employment Agreement also includes non-solicitation covenant that extends for one year following the termination of his employment and a non-compete covenant that applies during the term of his employment.

        Rajiv Patni, M.D.    On August 5, 2014, we entered into an Employment Agreement with Dr. Patni. Dr. Patni currently receives an annual base salary of $385,000. Pursuant to the terms of the Employment Agreement, Dr. Patni is eligible to receive an annual bonus based upon achievement of predefined performance objectives and corporate goals, with a target amount equal to 40% of his annual base salary. Dr. Patni is eligible to participate in the Company's standard employee benefit plans. In connection with his hire, Dr. Patni received a stock option to purchase 250,000 shares of the Company's common stock. This option vests over four years with 25% of the shares underlying the option vesting on the one-year anniversary of the commencement of Dr. Patni's employment and the remaining shares vesting in equal monthly installments thereafter. Dr. Patni also received two options, each to purchase 20,000 shares of the Company's common stock, which options are subject to vesting based upon the achievement of performance criteria related to clinical trials. Each of the stock options awarded to Dr. Patni pursuant to the Employment Agreement has a per share exercise price equal to the market closing price of the Company's common stock on the date of grant. In the event Dr. Patni's employment is terminated without Cause (as defined in the Employment Agreement), he will be entitled to receive (i) continuation of his base salary for six months at the rate in effect at termination, (ii) payment of the cost of his health benefits for six months, and (iv) acceleration of the portion Dr. Patni's stock options that would otherwise have vested during the six months following the effective date of termination assuming no such termination had occurred.

Outstanding Equity Awards at December 31, 2014

        The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2014. Stock options granted prior to August 13, 2013 were made pursuant to the Ocera Therapeutics 2005 Stock Plan and stock option granted after such date were made pursuant to the Ocera Therapeutics, Inc. 2011 Stock Option and Incentive Plan, as amended.

			Option Awards
					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
			Number of Securities Underlying Unexercised Options (#)(1)
						Option Exercise Price ($)
	Vesting Start Date						Option Expiration Date
Name			Exercisable	Unexercisable
Linda S. Grais, M.D.	6/16/2011	(2)	11,969	—	—	0.67	6/16/2021
	6/7/2012	(2)	61,653	—	—	0.67	6/13/2022
	8/13/2013		163,850	327,700	—	7.38	12/19/2023
	6/11/2014	(3)	—	37,500	—	7.84	6/11/2024
Gaurav Aggarwal, M.D.	4/30/2014		—	175,000	—	8.26	4/30/2024
	6/11/2014		—	25,000	—	7.84	6/11/2024
Rajiv Patni, M.D.	9/2/2014		—	250,000	—	6.03	9/2/2024
	9/2/2014	(4)	—	—	20,000	6.03	9/2/2024

(1)
Except as otherwise set forth below, the shares underlying each of the stock options vest and become exercisable at a rate of 25% of the total grant on the first anniversary of the vesting start date and the remaining 75% vesting in 36 equal monthly installments over the first 36 months following the first anniversary of the vesting start date.

(2)
These option awards are subject to an early exercise feature, pursuant to which all shares were exercisable upon grant.

(3)
Represents an option to purchase 75,000 shares of common stock. 37,500 of the shares underlying the option would have been earned if we had enrolled at least a specified number of patients in our Phase 2b clinical trial of OCR-002 by December 31, 2014. This performance milestone was not met and, accordingly, such shares were forfeited as of December 31, 2014. Twenty-five percent of the remaining 37,500 shares underlying this stock option will vest and become exercisable on June 11, 2015 and 75% of the remaining 37,500 shares will vest and become exercisable in equal monthly installments over the following three years.

(4)
The shares underlying this stock option vest and become exercisable in full on the date that 140 or more patients are enrolled in the STOP-HE trial, provided that such event occurs before June 30, 2015.

Pension Benefits

        None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

        None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Other than the compensation agreements and other arrangements described under "Compensation Discussion and Analysis" in this proxy statement and the transactions described below, since January 1, 2014, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, had or will have a direct or indirect material interest.

        We have adopted a policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

        Each of the transactions described below was approved or ratified by a majority of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Transactions with Our Executive Officers, Directors and 5% Stockholders

  Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  Registration Rights

        In May 2005, we entered into a registration rights agreement with certain of our 5% stockholders, including affiliates of Thomas McNerney & Partners, L.P., Quaker BioVentures, L.P. and HIG Ventures. Pratik Shah, Ph.D. and Alex Zisson, both formerly members of our Board of Directors, are affiliated with Thomas McNerney & Partners, L.P., Brenda Gavin, a former member of our Board of Directors, is affiliated with Quaker BioVentures, and Aaron Davidson, a former member of our Board of Directors, is affiliated with HIG Ventures. The registration rights agreement grants the parties thereto certain demand, piggyback and Form S-3 registration rights.

        In November 2013, we entered into a registration rights agreement with certain of our 5% stockholders, including affiliates of Great Point Partners and InterWest Partners. Nina Kjellson, a member of the Company's Board of Directors, serves as a Venture Member of InterWest Management Partners IX, LLC, which serves as the general partner of InterWest Partners IX, L.P. The registration rights agreement grants the parties thereto customary registration rights.

  Lease

        On October 10, 2013, we entered into a sublease (the "Sublease") with Skyline Management, LLC, as sublandlord ("Skyline") for approximately 761 square feet of space in a building located at 525 University Avenue in Palo Alto, California (the "Premises"). The Premises are a portion of the space currently leased by Skyline pursuant to a Lease (the "Master Lease") by and between Skyline, as tenant, and NVP Associates, LLC, as landlord ("NVP"). We use the Premises as our corporate headquarters. The term of the Sublease commenced on October 10, 2013 and will end on May 31, 2015 (the "Expiration Date"). The monthly base rent for the Premises under the Sublease is equal to the base rent per square foot payable by Skyline pursuant to the Master Lease, which equals $4.81 per square foot for the remainder of 2013 and $6.30 per square foot beginning on January 1, 2014, multiplied by the square footage of the Premises. John Freund, founding partner of Skyline, is the spouse of Linda S. Grais, our President and Chief Executive Officer.

PROPOSAL NO. 3

APPROVAL OF THE OCERA THERAPEUTICS, INC.
THIRD AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

Proposal

        The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        On April 23, 2015, subject to stockholder approval, the Board of Directors approved an amendment and restatement of the Company's Second Amended and Restated 2011 Stock Option and Incentive Plan (as amended, the "Third Amended Option and Incentive Plan") to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 1,300,000 shares to 3,602,328 shares. As of March 31, 2015, there were only approximately 387,627 shares of common stock available for future grants under the plan. The Third Amended Option and Incentive Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and other key persons and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the Third Amended Option and Incentive Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Summary of Material Features

        The material features of the Third Amended Option and Incentive Plan are:

  •
  The maximum number of shares of common stock to be issued under the Third Amended Option and Incentive Plan is 3,602,328, an increase of 1,300,000 shares;

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

  •
  Shares tendered or held back for taxes will not be added back to the reserved pool under the Third Amended Option and Incentive Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool;

  •
  Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

  •
  Minimum vesting periods are required for stock options, stock appreciation rights, restricted stock, restricted stock units and performance share awards;

  •
  Any material amendment to the Third Amended Option and Incentive Plan is subject to approval by our stockholders; and

  •
  The term of the Third Amended Option and Incentive will now expire on June 18, 2025.

        Based solely on the closing price of our common stock as reported by NASDAQ on March 31, 2015, the maximum aggregate market value of the 1,300,000 shares of common stock proposed to be added to the Third Amended Option and Incentive Plan is $6,123,000. The shares we issue under the Third Amended Option and Incentive Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the Third Amended Option and Incentive Plan will be added back to the shares of common stock available for issuance under the Third Amended Option and Incentive Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the Third Amended Option and Incentive Plan to cover the exercise price or tax withholding and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the Third Amended Option and Incentive Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the Third Amended Option and Incentive Plan to a "Covered Employee" (as defined in the Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under Section 162(m) of the Code, the Third Amended Option and Incentive Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: revenues, expense levels, cash flow, clinical, regulatory, business development and financing milestones and developments, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 500,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2 million for any performance cycle.

Rationale for Share Increase

        The Third Amended Option and Incentive Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees' compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

        If our request to increase the share reserve under the Third Amended Option and Incentive Plan by an additional 1,300,000 shares is approved by stockholders, we will have approximately 1,687,627 shares available for grant after the 2015 Annual Meeting, which is based on 387,627 shares available for grant under the Second Amended and Restated 2011 Stock Option and Incentive Plan on March 31, 2015 and the 1,300,000 shares subject to this proposal. Our compensation committee determined the size of the requested share increase based on projected equity awards to anticipated new hires and projected annual equity awards to existing employees. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through our 2017 annual meeting of stockholders.

Summary of the Third Amended Option and Incentive Plan

        The following description of certain features of the Third Amended Option and Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Third Amended Option and Incentive Plan that is attached hereto as Appendix A.

        Administration.    The Third Amended Option and Incentive Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Third Amended Option and Incentive Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Eligibility.    All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants) are eligible to participate in the Third Amended Option and Incentive Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the Third Amended Option and Incentive Plan. For example, no more than 1,000,000 shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one calendar year period. The maximum performance-based award payable to any grantee in a performance cycle is 500,000 shares of common stock or $2.0 million if the award is payable in cash. These limits are intended to comply with Section 162(m) of the Code. In addition, no more than 3,602,328 shares of common stock may be granted in the form of incentive stock options.

        Stock Options.    The Third Amended Option and Incentive Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Third Amended Option and Incentive Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on NASDAQ on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Third Amended Option and Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

        Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant's compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

        Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Third Amended Option and Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

        Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

        Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the Third Amended Option and Incentive Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

        Change of Control Provisions.    The Third Amended Option and Incentive Plan provides that upon the effectiveness of a "sale event," as defined in the Third Amended Option and Incentive Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Committee's discretion. In addition, in the case of a sale event in which the Company's stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The Third Amended Option and Incentive Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to Third Amended Option and Incentive Plan, to certain limits in the Third Amended Option and Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the Third Amended Option and Incentive Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

        Amendments and Termination.    The Board may at any time amend or discontinue the Third Amended Option and Incentive Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Third Amended Option and Incentive Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Third Amended Option and Incentive Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of Plan.    Our 2011 Stock Option and Incentive Plan was adopted by our board of directors and approved by our stockholders in March 2011 and became effective in April 2011. On April 19, 2012, our Board of Directors adopted, and on June 7, 2012 our stockholders approved, an amendment and restatement of the 2011 Stock Option and Incentive Plan. On August 13, 2013 and October 29, 2013, our Board of Directors adopted, and on December 19, 2013, our stockholders approved, a second amendment and restatement of the 2011 Stock Option and Incentive Plan. The Third Amended Option and Incentive Plan was approved by our board of directors on April 23, 2015. Awards of incentive options may be granted under the Third Amended Option and Incentive Plan until the tenth anniversary of April 23, 2025. No other awards may be granted under the Amended Option and Incentive Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

        Because the grant of awards under the Third Amended Option and Incentive Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Third Amended Option and Incentive Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Third Amended Option and Incentive Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2014: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options
Name and Position	Average Exercise Price	Number (#)
Linda S. Grais, M.D., Chief Executive Officer and President	$7.84	75,000
Gaurav Aggarwal, M.D., Chief Business Officer	$8.21	200,000
Rajiv Patni, M.D., Chief Development Officer	$6.03	290,000
All current executive officers, as a group	$7.12	690,000
All current directors who are not executive officers, as a group	$7.32	90,000
All current employees who are not executive officers, as a group	$8.46	227,500

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the Third Amended Option and Incentive Plan. It does not describe all federal tax consequences under the Third Amended Option and Incentive Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the Third Amended Option and Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the Third Amended Option and Incentive Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Third Amended Option and Incentive Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

        The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Third Amended Option and Incentive Plan.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE FOR THE APPROVAL OF THE OCERA THERAPEUTICS, INC.
THIRD AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

Equity Compensation Plan Information

        The following table provides information as of December 31, 2014 regarding shares of common stock that may be issued under the Company's equity compensation plans consisting of the 2011 Stock Option and Incentive Plan, the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma Inc., the 2003 Stock Option Plan, the 2001 Non-Employee Stock Option Plan and the 2001 Employee Stock Option Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	2,086,602	$8.01	342,210	(1)
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	2,086,602	$8.01	342,210

(1)
As of April 20, 2015, there were 387,627 shares available for grants under the 2011 Stock Option and Incentive Plan. There are no shares available for grant under the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma Inc., the 2003 Stock Option Plan, the 2001 Non-Employee Stock Option Plan and the 2001 Employee Stock Option Plan.

AUDIT COMMITTEE REPORT

        The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of the Company's financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of the Company's independent registered public accounting firm, Ernst & Young LLP, including reviewing their independence; reviewing and approving the planned scope of the Company's annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young LLP; the oversight of the Company's internal audit function; reviewing with management and the Company's independent registered public accounting firm the adequacy of internal financial controls; and reviewing the Company's critical accounting policies and estimates and the application of U.S. generally accepted accounting principles. The Audit Committee held four meetings during fiscal year 2014. The Audit Committee is comprised solely of independent directors as defined by the NASDAQ listing standards and Rule 10A-3 of the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee's main responsibility is to monitor and oversee this process.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board ("PCAOB") AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence.

        The Audit Committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP's independence in performing the audit.

        Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Audit Committee Anne M. VanLent, Chair Jean-Paul Castaigne, M.D. Michael Powell, Ph.D.

PROPOSAL NO. 4

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2015. This selection will be presented to stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our auditor since 2002. One or more representatives of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.

        Although stockholder ratification of the selection of Ernst & Young LLP is not required by our bylaws or otherwise, the Board believes that it is desirable to give our stockholders the opportunity to ratify this selection as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may not change, its selection of Ernst & Young LLP as our independent registered public accounting firm for 2015. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

        Information regarding the fees paid to Ernst & Young LLP for services rendered in 2014 and 2013 and our policies and procedures for the approval of such fees is set forth below.

Principal Accountant Fees and Services

        The following table presents fees for professional services provided by Ernst & Young LLP, our independent registered public accounting firm, in the fiscal years ended December 31, 2014 and 2013. All fees described below were approved by the audit committee.

	Fiscal Year Ended December 31,
	2014	2013
Audit Fees(1)	$723,961	$1,157,830

(1)
Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (for example, comfort letters and consents).

Pre-Approval Policies and Procedures

        Our Audit Committee has established a policy that requires it to pre-approve all services provided by the Company's independent registered public accounting firm and the fees for such services. The prior approval of our Audit Committee was obtained for all services provided by Ernst & Young LLP in 2014 and 2013 and the fees for such services.

        OUR BOARD UNANUIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ON PROPOSAL NO. 4 TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended December 31, 2014, the Company believes that all Reporting Persons complied with all applicable reporting requirements, except that due to administrative error, Dr. Weber filed a late Form 4 on June 20, 2014 reflecting stock options granted on June 11, 2014 and Sharon Tetlow, our former Acting Chief Financial Officer, filed a late Form 3 on June 26, 2014 reflecting her appointment to that position on June 11, 2014.

OTHER MATTERS AND DISCRETIONARY VOTING AUTHORITY

        The Board of Directors is not aware of any other matters that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders will have authority to vote the shares represented thereby on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders may submit proposals, which are proper subjects for inclusion in our proxy materials for consideration at our 2016 annual meeting of stockholders by following the procedures prescribed by Rule 14a-8(e) of the Exchange Act. Such proposals must be submitted in writing to Ocera Therapeutics, Inc., Attention: Secretary at 525 University Avenue, Suite 610, Palo Alto, California 94301 and received by us at this address no later than Friday, January 8, 2016.

        In addition, stockholders may propose business to be considered at our 2016 annual meeting of stockholders, but not to have the proposed business included in our proxy materials. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, your proposal or nomination must be submitted in writing to the same address not earlier than Friday, February 19, 2016, nor later than Sunday, March 20, 2016. If a stockholder who wishes to present a proposal fails to notify us by March 20, 2016 and such proposal is brought before the 2016 annual meeting, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2016 annual meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. You are also advised to review the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

        Proposals, notices and requests for a copy of our bylaws must be delivered to our Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement.

        In order that your shares may be represented if you do not plan to attend the Annual Meeting, please submit your proxy by filling out, signing, dating and returning your proxy card promptly. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Linda S. Grais, M.D.
 Secretary
May 7, 2015

LOCATION OF OCERA THERAPEUTICS, INC. ANNUAL STOCKHOLDERS MEETING

Thursday, June 18, 2015 at 1:00 p.m. Pacific Time

InterWest Partners
2710 Sand Hill Road
Suite 200
Menlo Park, California 94025

Directions From:

        San Francisco International Airport—Follow U.S. 101 South to exit 414A; take State Route 92 West to exit 8B; take I-280 South to Exit 24 (follow signs for Sand Hill Road East/Menlo Park); continue east on Sand Hill Road for approximately 1/2 mile and turn left.

        Oakland International Airport—Follow I-880 South to exit 27; take State Route 92 West to exit 8B; take I-280 South to Exit 24 (follow signs for Sand Hill Road East); continue east on Sand Hill Road for approximately 1/2 mile and turn left.

        San Jose International Airport—Follow I-880 South to exit 1B; take I-280 North to Exit 24 (follow signs for Sand Hill Road East/Menlo Park); continue east on Sand Hill Road for approximately 1/2 mile and turn left.

 Appendix A

OCERA THERAPEUTICS, INC.
THIRD AMENDED AND RESTATED
2011 STOCK OPTION AND INCENTIVE PLAN

        SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Ocera Therapeutics, Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Ocera Therapeutics, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 21.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: revenues, expense levels, cash flow, clinical, regulatory, business development and financing milestones and developments, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award, or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Units" means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person or entity, or (iv) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $0.00001 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

        SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

          (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

          (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

              (i)  to select the individuals to whom Awards may from time to time be granted;

             (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

            (iii)  to determine the number of shares of Stock to be covered by any Award;

            (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

             (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

            (vi)  subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

           (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

          (c)    Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

          (d)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

          (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

          (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

        SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

          (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 387,627 shares and (ii) subject to stockholder approval, an additional 1,300,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 3,602,328 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

          (b)    Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

          (c)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

          (d)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

        SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

        SECTION 5.    STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (a)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

          (b)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

          (c)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (d)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

              (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

             (ii)  Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

            (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

            (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an Internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

          (e)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

        SECTION 6.    STOCK APPRECIATION RIGHTS

          (a)    Award of Stock Appreciation Rights.    The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

          (b)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

          (c)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

          (d)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

        SECTION 7.    RESTRICTED STOCK AWARDS

          (a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

          (b)    Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and the receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

          (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

          (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

        SECTION 8.    RESTRICTED STOCK UNITS

          (a)    Nature of Restricted Stock Units.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A, and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

          (b)    Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

          (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

          (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        SECTION 9.    UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

        SECTION 10.    CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

        SECTION 11.    PERFORMANCE SHARE AWARDS

          (a)    Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured (which may not be less than one year except in the case of a Sale Event), and such other limitations and conditions as the Administrator shall determine.

          (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

          (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        SECTION 12.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

          (a)    Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

          (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

          (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

          (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 shares of Stock (subject to adjustment as provided in Section 3(b) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

        SECTION 13.    DIVIDEND EQUIVALENT RIGHTS

          (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Restricted Stock Units, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.

          (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

          (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        SECTION 14.    TRANSFERABILITY OF AWARDS

          (a)    Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

          (b)    Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

          (c)    Family Member.    For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

          (d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

        SECTION 15.    TAX WITHHOLDING

          (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

          (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

        SECTION 16.    SECTION 409A AWARDS

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

        SECTION 17.    TERMINATION OF EMPLOYMENT; TRANSFER, LEAVE OF ABSENCE, ETC.

          (a)    Termination of Employment.    If the grantee's employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

          (b)   For purposes of the Plan, the following events shall not be deemed a termination of employment:

              (i)  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

             (ii)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

        SECTION 18.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(b) or 3(c).

        SECTION 19.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

        SECTION 20.    GENERAL PROVISIONS

          (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

          (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

          (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

          (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

          (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

          (f)    Clawback Policy.    Awards under the Plan shall be subject to the Company's clawback policy, as in effect from time to time.

        SECTION 21.    EFFECTIVE DATE OF PLAN

        This Third Amended and Restated Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company's bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

        SECTION 22.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED . YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2015 Annual Meeting of Stockholders Thursday, June 18, 2015, 1:00 p.m., Pacific Time This Proxy is Solicited On Behalf Of The Board of Directors Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided PROXY BY MAIL THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED OCERA THERAPEUTICS, INC. The Board of Directors recommends a vote FOR all Nominees: The Board of Directors recommends a vote FOR proposals 2, 3 and 4. Amendment and Restatement of 2011 Stock Option and Incentive Plan Vote on Independent Registered Public Accounting Firm Please mark your votes like this X COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: FOR FOR AGAINST AGAINST ABSTAIN ABSTAIN Signature Signature Date, 2015. This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. 1. To elect the following seven (7) nominees to our Board of Directors as directors, each to hold office until the Company’s 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. NOMINEES: (01) Eckard Weber, M.D. (02) Linda S. Grais, M.D. (03) Steven P. James (04) Nina Kjellson (05) Michael Powell, Ph.D. (06) Anne M. VanLent (07) Wendell Wierenga, Ph.D. Advisory Say-On-Pay Vote FOR AGAINST ABSTAIN 2. Approval of the compensation of the Company’s Named Executed Officers. 3. Approval of Ocera Therapeutics, Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan. 4. Ratification of Ernst & Young LLP, independent accountants, to audit the consolidated financial Statements of the Company for the year ending December 31, 2015. For address changes/comments, please check this box and write them on the reverse side where indicated. FOR WITHHOLD AUTHORITY NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED . Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 18, 2015. The notice of the 2015 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2014 Annual Report are available at: http://www.cstproxy.com/ocerainc/2015 PROXY OCERA THERAPEUTICS, INC. Annual Meeting of Stockholders June 18, 2015 1:00 p.m. Pacific Time To be held at InterWest Partners, 2710 Sand Hill Road, Suite 200 in Menlo Park, California 94025 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Linda S. Grais, M.D. and Michael Byrnes and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Ocera Therapeutics, Inc. (the “Company”) to be held on Thursday, June 18, 2015 or any adjournment(s), postponement(s), or other delay(s) thereof (the “Annual Meeting”), all shares of common stock of the Company to which the undersigned is entitled to vote at the Annual Meeting. The validity of this proxy is governed by Delaware law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2, 3 AND 4 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE”FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2, 3 AND 4. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) Address Change/ Comments (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)